Exhibit 3.9

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

MATADOR PRODUCTION COMPANY

Pursuant to the provisions of the Texas Business Organizations Code (the “TBOC”), Matador Production Company, a Texas corporation, hereby files with the Texas Secretary of State this Amended and Restated Certificate of Formation (the “Restated Certificate”), which accurately states and copies the corporation’s Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the “Existing Articles”) as further amended by this Restated Certificate as hereinafter set forth below, and which contains no other change in any provision thereof, other than the omission of the name and address of the incorporator of the corporation, as permitted by the TBOC.

ARTICLE ONE. The name of the corporation is Matador Production Company. The corporation is a Texas for-profit corporation.

ARTICLE TWO. The following paragraphs identify by reference or description each added, altered, or deleted provision:

1. The preamble of the Existing Articles is hereby deleted.

2. Article II of the Existing Articles is hereby amended and restated in its entirety so as to read as follows:

ARTICLE II

The corporation is a for-profit corporation.

3. Article III of the Existing Articles is hereby amended and restated in its entirety so as to read as follows:

ARTICLE III

The purpose for which the corporation is organized is the transaction of any or all lawful business for which for-profit corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

4. Article V in the Existing Articles is altered to delete the two references to “initial”.

5. Article VI in the Existing Articles is altered to update the current number of directors and the names and addresses of the persons currently serving as directors of the corporation.

6. Article VII in the Existing Articles is altered to replace the reference to the “Articles of Incorporation” with a reference to the “Certificate of Formation.”

7. Article X in the Existing Articles is altered to replace the reference to the “Act” with a reference to the “TBOC.”

ARTICLE THREE. Each of the amendments made by this Restated Certificate has been approved in the manner required by the TBOC and the governing documents of the corporation.

ARTICLE FOUR. The corporation’s Existing Articles are hereby superseded by the Restated Certificate, as set forth on Exhibit A-1 hereto, which accurately states and copies the entire text of the Existing Articles as amended as set forth above, other than the omission of the name and address of the incorporator of the corporation, as permitted by the TBOC.

[Signature page follows.]

EXECUTED on October 26, 2010.

MATADOR PRODUCTION COMPANY

By:	/s/ Joseph Wm. Foran
Name:	Joseph Wm. Foran
Title:	Chairman & CEO

EXHIBIT A-1

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

MATADOR PRODUCTION COMPANY

ARTICLE I

The name of the corporation is Matador Production Company.

ARTICLE II

The corporation is a for-profit corporation.

ARTICLE III

The purpose for which the corporation is organized is the transaction of any or all lawful business for which for-profit corporations may be incorporated under the Texas Business Organization Code (the “TBOC”).

ARTICLE IV

The aggregate number of shares that the corporation shall have authority to issue is One Thousand (1,000) shares of common capital stock of the par value of one cent ($0.01) each.

ARTICLE V

The address of its registered office is One Lincoln Centre, 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240 and the name of its registered agent at such address is Joseph Wm. Foran.

ARTICLE VI

The number of directors of this corporation shall be not less than one (1) nor more than nine (9), the exact number to be fixed from time to time in the manner provided in the Bylaws of the corporation. The number of directors constituting the current Board of Directors is one (1), and the name and address of such person who is to serve as director until the next annual meeting of the shareholders or until his/her successor is elected and qualified is:

Name	Address
Joseph Wm. Foran	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

ARTICLE VII

The Board of Directors of the corporation, in its sole discretion, shall have the power, on behalf of the corporation, to indemnify persons for whom indemnification is permitted by applicable Texas law, to the fullest extent permissible under applicable Texas law, and may purchase such liability, indemnification and/or other similar insurance as the Board of Directors from time to time shall deem necessary or appropriate, in its sole discretion.

The corporation may purchase and maintain liability, indemnification and/or other similar insurance on behalf of itself, and/or for any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against and/or incurred by the corporation or person serving in such a capacity or arising out of his/her/its status as such a person or entity, whether or not the corporation would otherwise have the power to indemnify such person against that liability.

The power to indemnify and/or obtain insurance provided in this Article VII shall be cumulative of any other power of the Board of Directors and/or any rights to which such a person or entity may be entitled by law, the Certificate of Formation and/or Bylaws of the corporation, contract, other agreement, vote or otherwise.

ARTICLE VIII

No contract or other transaction between this corporation and any person, firm, association or corporation and no act of this corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of this corporation is pecuniarily or otherwise interested, directly or indirectly, in such contract, transaction or act, or is related to or interested in such person, firm, association or corporation as a director, shareholder, officer, employee, member or otherwise. Any director so interested or related who is present at any meeting of the Board of Directors or committee of directors at which action on any such contract, transaction or act is taken may be counted in determining the presence of a quorum at such meeting and the vote at such meeting of any such director may be counted in determining the approval of any such contract, transaction or act. No director so interested or related shall, because of such interest or relationship, be disqualified from holding his office or be liable to the corporation or to any shareholder or creditor thereof for any loss incurred by this corporation under or by reason of such contract, transaction or act, or be accountable for any gains or profits he may have realized therein.

ARTICLE IX

No member of the Board of Directors of the corporation shall be liable, personally or otherwise, in any way to the corporation or its shareholders for monetary damages caused in any way by an act or omission occurring in the director’s capacity as a director of the corporation, except as otherwise expressly provided by applicable Texas law.

ARTICLE X

Any action required by the TBOC to be taken at any annual or special meeting of the shareholders of the corporation, and/or any action that may be taken at any annual or special meeting of the shareholders of the corporation, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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